UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2021

Belpointe PREP, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-40911	84-4412083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Glenville Road Greenwich, Connecticut	06831
(Address or principal executive offices)	(Zip Code)

(203) 883-1944

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on which registered
Class A units	OZ	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 12, 2021, BREIT Merger, LLC, a Delaware limited liability company (“BREIT Merger”), and wholly-owned subsidiary of Belpointe PREP, LLC, a Delaware limited liability company (“Belpointe PREP”), completed the previously reported acquisition of BREIT, LLC, a Maryland limited liability company (“BREIT”), and predecessor to Belpointe REIT, Inc., a Maryland corporation (“Belpointe REIT”), pursuant to the terms of an Agreement and Plan of Merger, dated April 21, 2021 (the “Merger Agreement”), by and among Belpointe PREP, BREIT Merger and Belpointe REIT.

As previously disclosed, in accordance with the terms of the Merger Agreement, on April 21, 2021, BREIT Merger commenced an offer (the “Offer”) to exchange each outstanding share of common stock, par value $0.01 per share (the “Common Stock”), of Belpointe REIT validly tendered in the Offer for 1.05 Class A units (the “Class A Units”) representing limited liability company interests of Belpointe PREP, with any fractional Class A Units rounded up to the nearest whole unit (the “Transaction Consideration”).

The Offer expired at 11:59 P.M. New York City time on June 18, 2021. Securities Transfer Corporation, the depository and exchange agent for the Offer, advised Belpointe PREP that as of expiration of the Offer 764,898 shares of Common Stock had been validly tendered, representing 64.27% of the issued and outstanding shares of Common Stock. The Minimum Condition (as defined in the Merger Agreement) for the Offer was satisfied because the number of shares of Common Stock validly tendered represented at least a majority of the aggregate voting power of the shares of Common Stock outstanding immediately following consummation of the Offer. On September 14, 2021, BREIT Merger accepted for exchange all of the shares of Common Stock validly tendered in the Offer.

Effective September 14, 2021, Belpointe REIT completed the QOZB Sale (as defined in the Merger Agreement), and, on October 1, 2021, completed the Conversion (as defined in the Merger Agreement), wherein each outstanding share of Common Stock of Belpointe REIT was converted into a limited liability company interest (the “Interests”) of BREIT. All other conditions to the Merger (as defined in the Merger Agreement) having been satisfied, on October 14, 2021, pursuant to the terms of the Merger Agreement and in accordance with §4A-702 of the Maryland Limited Liability Company Act and §18-209 of the Delaware Limited Liability Company Act, BREIT merged with and into BREIT Merger, with BREIT Merger surviving. In the Merger, each Interest that was issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive the Transaction Consideration.

The foregoing descriptions of the Merger Agreement, Offer, QOZB Sale, Conversion and Merger do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Annex A to Belpointe PREP’s Registration Statement on Form S-4 (the “Form S-4”) filed with the Securities and Exchange Commission on April 21, 2021, and to the discussion of the transactions in the Form S-4, each of which is incorporated herein by reference.

Item 8.01 Other Events

On October 13, 2021, Belpointe PREP issued a press release announcing that its Class A units will commence trading on the NYSE American LLC (“NYSE American”) effective at the open of markets on October 18, 2021. The Belpointe PREP’s Class A units will trade on NYSE American under the ticker symbol “OZ.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Exhibits

Exhibit Number	Description
99.1	Press Release dated October 13, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 14, 2021

BELPOINTE PREP, LLC

By:	/s/ Brandon E. Lacoff
Brandon E. Lacoff
Chairman of the Board and Chief Executive Officer